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                                                                   EXHIBIT 8.1

                                        [LETTERHEAD]





                                                February 14, 1997


Jacor Communications, Inc.
12th Floor
50 E. RiverCenter Blvd.
Covington, KY 41011

    Re: Prospectus of Jacor Communications, Inc. and Information Statement of Regent Communications, Inc.
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Dear Sirs:

    We have acted as counsel to Jacor Communications, Inc. in connection with the Registration Statement on Form S-4 to which this opinion appears as
Exhibit 8.1, relating to the registration of up to 4,461,539 shares of Jacor Common Stock and up to 4,596,694 Common Stock purchase warrants to acquire shares of Jacor Common Stock to be issued in the Merger pursuant to the Merger Agreement. The Registration Statement includes the Prospectus of
Jacor Communications, Inc. and Information Statement of Regent Communications, Inc. Unless otherwise indicated, defined terms used herein shall have the same meaning as in the Prospectus/Information Statement.

   We hereby confirm that the opinions that we are required to give as a condition to the consummation of the Merger of Regent into Jacor, as described in the Prospectus/Information Statement under the heading "The Merger -- Certain Federal Income Tax Consequences -- Tax Opinions" constitute our opinions with respect to certain material federal income tax consequences of the Merger subject to the assumptions described therein and assuming that we receive the representations described therein and in the Merger Agreement.

    We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus/Information Statement constituting part of the Registration Statement.

                                       Very truly yours,

                                       GRAYDON, HEAD & RITCHEY



                                       By: /s/ Mark E. Sims
                                          ------------------------------------
                                           Mark E. Sims, Partner